Exhibit 107
Calculation of Filing Fee Table
Form
S-3
(Form Type)
Upstart Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Depositary Shares	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Subscription Rights	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Purchase Contracts	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)
An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
The registrant elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all applicable registration fees. In connection with the securities offered hereby, the registrant will pay
“pay-as-you-go
registration fees” in accordance with Securities Act Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.